Nova Scotia

CERTIFICATE OF AMALGAMATION

Companies Act

Registry Number

     3089861

I hereby certify that

3087755 NOVA SCOTIA LIMITED

VOYAGEUR PANEL LIMITED/PANNEAUX VOYAGEUR LIMITÉE

having entered into an amalgamation subsequently approved by Order of the Supreme Court of Nova Scotia, have amalgamated and the name of the amalgamated company is:

AINSWORTH ENGINEERED CORP.

and the amalgamation is approved by the Registrar of Joint Stock Companies effective this date and the liability of the members is unlimited.

/s/ Karen Richard	May 19, 2004

Deputy Registrar of Joint Stock Companies	Date of Amalgamation

MEMORANDUM OF ASSOCIATION
OF
AINSWORTH ENGINEERED CORP.

1.	The name of the Company is Ainsworth Engineered Corp.

2.	There are no restrictions on the objects and powers of the Company and the Company shall expressly have the following powers:

(1)	to sell or dispose of its undertaking, or a substantial part thereof;

(2)	to distribute any of its property in specie among its members; and

(3)	to amalgamate with any company or other body of persons.

3.	The liability of the members is unlimited.